Exhibit 99.1

Imperial Oil Limited
237 — 4th Avenue S.W.
Calgary, AB T2P 0H6
Kearl project receives new Fisheries authorization
Calgary, June 6, 2008 – Imperial Oil today announced that the company’s Kearl Oil Sands Project has been granted a new authorization under subsection 35(2) of the federal Fisheries Act. Receipt of the authorization will allow ground preparation work to continue at the site. As well, on May 15, 2008, the federal government released an order-in-council indicating approval of the amended Joint Review Panel report submitted on May 6, 2008. This amended report includes a rationale on greenhouse gas emissions, which satisfies the direction of the Federal Court in its March 5, 2008 decision.
Imperial Oil is one of Canada’s largest corporations and a leading member of the country’s petroleum industry. It is one of the country’s largest producers of crude oil and natural gas, is the largest petroleum refiner, and has a leading market share in petroleum products sold through a coast-to-coast supply network that includes about 1,900 service stations.
For further information:

Investor relations	Media relations
Dee Brandes	Gordon Wong
(403) 237-4537	(403) 237-2710